SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                               September 19, 2000


                         THE HAIN CELESTIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                       0-22818                   22-3240619
(State or other jurisdiction         (Commission             (I.R.S. Employer
of incorporation)                    File Number)            Identification No.)

--------------------------------------------------------------------------------

          50 Charles Lindbergh Boulevard
          Uniondale, New York                                      11553
-----------------------------------------------------            ----------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code (516) 237-6200
                                                   --------------

Item 5.  Other Events
         ------------

     On September 19, 2000, The Hain Celestial Group, Inc. (the "Company") announced earnings for the fiscal quarter and fiscal year ended June 30, 2000. Reflecting the one-time impact of charges, costs, and other items stemming from its merger with Celestial Seasonings, Inc. totaling approximately $45.0 million, the Company announced a net loss of $17.1 million, or $0.61 per share, and net sales of $403.5 million for fiscal year ended June 30, 2000. For the fiscal quarter ended June 30, 2000, the Company reported a net loss of $29.3 million, or $0.99 per share, and net sales of $87 million.

     A copy of the press release issued by the Company on September 19, 2000 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     In accordance with Rules 100(a) and 101(e) of Regulation FD under the Securities Exchange Act of 1934, the Company hosted a conference call regarding its results for the fiscal quarter and fiscal year ended June 30, 2000 at 8:30 a.m. EST on September 19, 2000 via webcast on the Internet at http://www.vcall.com.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

     (c) Exhibits.

         Exhibit No.         Description
         -----------         -----------

            99.1             Press release dated September 19, 2000

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE HAIN CELESTIAL GROUP, INC.


Dated:  September 19, 2000             By:  /s/  Gary M. Jacobs
                                            --------------------------------
                                            Gary M. Jacobs
                                            Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit No.               Description
-----------               -----------

99.1                      Press release dated September 19, 2000